Exhibit 10.1

27.5.2024

Ref. 61047/LLJ

ID 6187

AMENDMENT TO WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES, of DKK 1.00 nominal value per share, of evaxion biotech A/S AND ISSUED on 21 December 2023 ON THE TERMS AND CONDITIONS SET FORTH IN APPENDIX 6 TO THE ARTICLES OF ASSOCIATION OF eVAXION BIOTECH a/s

THIS AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT DATED 18 DECEMBER, 2023 REGARDING INTER ALIA WARRANTS TO SUBSCRIBE FOR ORDINARY SHARES, OF DKK 1.00 NOMINAL VALUE PER SHARE, OF EVAXION BIOTECH A/S (“ORDINARY SHARES”) ON THE TERMS AND CONDITIONS SET FORTH IN APPENDIX 6 TO THE ARTICLES OF ASSOCIATION OF EVAXION BIOTECH A/S (this “Amendment”), dated as of _____ June 2024, is entered into by and between Evaxion Biotech A/S, a public limited liability company incorporated under the laws of the Kingdom of Denmark (the “Company”), and _____________ (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Warrant (as defined herein).

RECITALS

WHEREAS, the Holder is the holder of _______ warrants to subscribe for Ordinary Shares issued as of 6 December 2023 and allotted on 21 December 2023 to subscribe up to _______ Ordinary Shares, subject to adjustment as set forth in Appendix 6 to the Company’s Articles of Association (the “Warrants”);

WHEREAS, the Company and the Holder desire to amend the Warrants as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to “Exercise Price”

1.1	Section 1 of Appendix 6 to the Company’s Articles of Association is hereby amended and restated in its entirety as follows:

1.2	“A warrant is a right, but not an obligation, during a fixed period (exercise period) to subscribe for new ordinary shares in the Company at DKK 4.799 (the ”Exercise Price”). Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in the Company.”

1.3	The Company agrees to ensure and procure that the Articles of Association of the Company are amended to correctly reflect the payment of the exercise price of the Warrants in Danish Kroner as set forth in this Amendment.

2.	Interpretation

2.1	This Amendment is supplementary to and modifies the terms and conditions applicable to the Warrants. In the event of any conflict between the terms of this Amendment and the terms and conditions of the Warrants, the terms of this Amendment shall govern. Except as amended hereby, the Warrants shall remain in full force and effect and is hereby ratified and confirmed in all respects.

3.	Counterparts

3.1	This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not execute the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

EVAXION BIOTECH A/S

By:	______________________________
Name:	Christian Kanstrup
Title:	Chief Executive Officer

HOLDER:

___________

By:______________________________

Name:

Title: